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                                                                    Exhibit 4(b)

                                Amendment to the
                       Transaction Network Services, Inc.
                        1994 Employee Stock Purchase Plan


         The Transaction Network Services, Inc. 1994 Employee Stock Purchase Plan is hereby amended as follows:

         The first sentence of Section 12 is hereby amended to read as follows:

                           12. Stock.

                           (a) Subject to adjustment upon changes in
                  capitalization of the Company as provided in Paragraph 17, the maximum number of shares of Common Stock which shall be made available for sale under the Plan is 250,000 shares.

         The foregoing amendment was adopted by the Board of Directors on October 28, 1997.

                                    /s/ John J. McDonnell III
                                    ------------------------------------
                                    Secretary

Date: October 28, 1997

[SEAL]


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